UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 21, 2005

CAMDEN SUMMIT PARTNERSHIP, L.P.

(Exact name of Registrant as specified in its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-22411 (Commission file number)	56-1857809 (I.R.S. Employer Identification Number)

Three Greenway Plaza, Suite 1300, Houston, Texas 77046

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (713) 354-2500

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Definitive Material Agreement

     On June 21, 2005, Camden Property Trust, a Texas real estate investment trust (the “Company”), Camden Summit Partnership, L.P., a Delaware limited partnership (the “Partnership”), and Wachovia Bank, National Association (the “Trustee”) entered into a Supplemental Indenture No. 5 (the “Supplemental Indenture”) to the Indenture, dated as of August 7, 1997, between the Partnership and the Trustee, as amended (the “Indenture”), under which senior debt securities (the “Notes”) of the Partnership were previously issued. Pursuant to the Supplemental Indenture, holders of the Notes and the Trustee will receive periodic and other reports required under the Securities Exchange Act of 1934, as amended, of the Company rather than reports of the Partnership and the Company agreed to guarantee all of the Partnership’s obligations under the Notes and the Indenture. The description herein of the Supplemental Indenture is qualified in its entirety, and the terms therein are incorporated herein, by reference to the Supplemental Indenture filed as Exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit
Number	Title
99.1	Supplemental Indenture No. 5, dated as of June 21, 2005, among Camden Summit Partnership, L.P., Camden Property Trust and Wachovia Bank, National Association. Incorporated by reference to Exhibit 99.1 of the Current Report on Form 8-K of Camden Property Trust (File No. 1-12110) filed on June 23, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 23, 2005

CAMDEN SUMMIT PROPERTIES PARTNERSHIP, L.P.

By:	Camden Summit, Inc., its general partner

By:	/s/ Dennis M. Steen
Dennis M. Steen
Senior Vice President - Finance, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit
Number	Title
99.1	Supplemental Indenture No. 5, dated as of June 21, 2005, among Camden Summit Partnership, L.P., Camden Property Trust and Wachovia Bank, National Association. Incorporated by reference to Exhibit 99.1 of the Current Report on Form 8-K of Camden Property Trust (File No. 1-12110) filed on June 23, 2005.

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